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                                                                    EXHIBIT 10.6

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of the 1st day of August, 1997, by and between SEALY CORPORATION, a Delaware corporation (the "Company"), and RONALD L. JONES (the "Employee").

                                  WITNESSETH:

     WHEREAS, the Company and the Employee (collectively "the Parties") desire to enter into this Amended and Restated Employment Agreement (the "Agreement") as hereinafter set forth;

     NOW, THEREFORE, the Company and Employee agree as follows:

     1.  EMPLOYMENT TERM.
         ---------------

         (a) During the period specified in Subsection l(b) hereof (the "Employment Term"), the Company shall employ the Employee, and the Employee shall serve the Company, as President and Chief Executive Officer, based on the terms and subject to the conditions set forth herein. This Agreement replaces that certain letter employment agreement between the Parties dated as of March 4, 1996. Such letter employment agreement is hereby terminated effective as of the date hereof.

         (b) The Employment Term shall commence on the date of this Agreement. Thereafter it shall end as follows:

              (i) there shall be an initial period ending on the third (3rd) anniversary of the date of this Agreement, subject to the provision of Subsection 1(b)(ii) below;

              (ii) after the first anniversary of the date of this Agreement, the Employment Term shall be extended one calendar day for each calendar day that the Employee is employed by the Company after such first anniversary so that the remaining Employment Term after such first anniversary shall always be two (2) years; and

              (iii) provided that the Employment Term may terminate prior to the date specified above in this Subsection 1(b) as provided in Section 4 hereof.

         2.   POSITION, DUTIES, AND RESPONSIBILITIES.  At all times during the
              --------------------------------------
Employment Term, the Employee shall:
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              (a) Hold the position of President and Chief Executive Officer of the Company reporting to the Board of Directors of the Company (the "Board");

              (b) Have those duties and responsibilities, and the authority, customarily possessed by the Chief Executive Officer of a major corporation and such additional duties as may be assigned to the Employee from time to time by the Board which are consistent with the position of Chief Executive Officer of a major corporation;

              (c) Adhere to such reasonable written policies and directives, and such reasonable unwritten policies and directives as are of common knowledge to executive officers of the Company, as may be promulgated from time to time by the Board and which are applicable to executive officers of the Company;

              (d) Invest in the Company only in accordance with any insider trading policy of the Company in effect at the time of the investment; and

              (e) Devote the Employee's entire business time, energy, and talent to the business, and to the furtherance of the purposes and objectives, of the Company, and neither directly nor indirectly act as an employee of or render any business, commercial, or professional services to any other person, firm or organization for compensation, without the prior written approval of the Board.

         Nothing in this Agreement shall preclude the Employee from devoting reasonable periods of time to charitable and community activities or the management of the Employee's investment assets, provided such activities do not interfere with the performance by the Employee of the Employee's duties hereunder. Furthermore, service by the Employee on the boards of directors of up to two noncompeting companies shall not be deemed to be a violation of this agreement, provided such service does not interfere with the performance of the Employee's duties hereunder.

         3.   SALARY, BONUS AND BENEFITS.  For services rendered by the Employee
              --------------------------
on behalf of the Company during the Employment Term, the following salary, bonus and benefits shall be provided to the Employee by the Company:

              (a) The Company shall pay to the Employee, in equal installments, according to the Company's then current practice for paying its executive officers in effect from time to time during the Employment Term, an annual base salary at the initial rate of Five Hundred Thirty Thousand Dollars ($530,000.00). This salary shall be subject to annual review, in December of each year commencing in December 1997, by the Human Resources Committee of the Board
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                  (the "Committee) and may be increased, but not decreased, to the extent, if any, that the Committee may determine.

              (b) The Employee shall participate in the Sealy Corporation Annual
                  Bonus Plan (the "Bonus Plan") in accordance with the provisions of the Bonus Plan as in effect as of the date of this Agreement. The Employee's Target annual bonus, as established by the Committee under the Bonus Plan as of the date of this Agreement, will be eighty percent (80%) (his "Target Annual Bonus Percentage") of annual base salary, with a range of zero percent (0%) to one hundred and twenty percent (120%) of annual base salary.

              (c) The Employee shall be eligible for participation in such other benefit plans, including, but not limited to, the Company's Profit Sharing Plan and Trust, Executive Severance Benefit Plan, Benefit Equalization Plan, Short-Term and Long Term Disability Plans, Group Term Life Insurance Plan, Medical Plan or PPO, Dental Plan, the 401(k) feature of the Profit Sharing Plan, the 1996 Transitional Restricted Stock Plan and the 1997 Stock Option Plan, as the Board may adopt from time to time and in which the Company's executive officers, or employees in general, are eligible to participate. This Subsection 3(c) shall not be deemed to prevent participation in any special plan or arrangement providing special benefits to the Employee which are not available to other employees. Such participation shall be subject to the terms and conditions set forth in the applicable plan documents. As is more fully set forth in
                  Section 7 hereof, the Employee shall not be entitled to duplicative payments under this Agreement and the Executive Severance Benefit Plan.

              (d) Without limiting the generality of Subsection 3(c) above, for so long as such coverage shall be available to the executive officers of the Company, the Employee shall be eligible to participate in the Company's Group Term Life Insurance Plan with a death benefit to be provided at the level of one and one half (1 1/2) times annual base salary at Company expense, plus extended coverage with a death benefit to be provided of at least the level in effect on the date of this Agreement for the Employee under such Plan at the Employee's discretion and expense.

              (e) The Employee shall be entitled to take, during each one-year period commencing with December 1, 1996, during the Employment Term, vacation time equal to the greater of (i) four weeks, or
                  (ii) the amount of vacation time to which the Employee is entitled under the Company's vacation policy applicable to its executive officers.
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              (f) The Employee shall be entitled to an automobile allowance of not less than Seven Thousand Five Hundred Dollars ($7,500.00) per year and a personal financial planning allowance of not less than Five Thousand Dollars ($5,000.00) per year.

              (g) In addition, the Parties do hereby further confirm the
                  Employee's entitlement to sixty seven thousand six hundred and thirty-five (67,635) restricted shares of Class A Common Stock of the Company ("Class A Shares") pursuant to the Restricted Stock Grant Agreement dated as of March 4, 1996, between the Parties (the "Restricted Stock Agreement") and options to purchase five hundred and eighty-seven thousand three hundred and forty-two (587,342) additional Class A Shares at the exercise price of Seven and 23/100 Dollars ($7.23) per Class A Share, all vesting at a rate of twenty-five percent (25%) per year (unless accelerated as hereinafter provided) commencing March 4, 1996, pursuant to that Stock Option Agreement dated as of March 4, 1996, between the Parties (the "First Option Agreement"). The Parties also do hereby confirm the grant of options to purchase seventy-five thousand (75,000) additional Class A Shares at an exercise price of Nine and 60/100 Dollars ($9.60) under the Company's 1997 Stock Option Plan, pursuant to that certain Stock Option Agreement dated as of December 4, 1996, between the Parties (the "Second Option Agreement"). The Parties agree that (a) such restricted Class A Shares and such options are in addition to, and not in lieu of, any shares or options which may be granted under any other plan or arrangement of the Company after the date of this Agreement, and (b) the Restricted Stock Agreement, the First Option Agreement, the Second Option Agreement, and the related Stockholder Agreement (the "Stockholder Agreement") dated as of March 4, 1996, between the Parties (such four (4) agreements being hereinafter referred to collectively as the "Pre-existing Agreements"), all remain in full force and effect except as otherwise provided herein. Notwithstanding the foregoing, to the extent that any provision contained herein is inconsistent with the terms of any of the Pre-existing Agreements, the terms of this Agreement shall be controlling.

         4.   TERMINATION OF EMPLOYMENT.  As indicated in Subsection 1(b)(iii),
              -------------------------
the Employment Term may terminate prior to the date specified in Subsections 1(b)(i) and 1(b)(ii) as follows:

              (a) The Employee's employment hereunder will terminate without further notice upon the death of the Employee.
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              (b) The Company may terminate the Employee's employment hereunder effective immediately upon giving written notice of such termination for "Cause". For these purposes, "Cause" shall mean the following:

                  (i) Commission by the Employee (evidenced by a conviction or written, voluntary and freely given confession) of a criminal act constituting a felony;

                  (ii) Commission by the Employee of a material breach or material default of any of the Employee's agreements or obligations under any provision of this Agreement, including, without limitation, the Employee's agreements and obligations under Subsections 2(a) through 2(e) and Sections 9 and 10 of this Agreement, which is not cured in all material respects within thirty (30) days after the Board gives written notice thereof to the Employee; or

                  (iii) Commission by the Employee, when carrying out the
                        Employee's duties under this Agreement, of acts or the omission of any act, which both: (A) constitutes gross negligence or willful misconduct and (B) results in material economic harm to the Company or has a materially adverse effect on the Company's operations, properties or business relationships.

              (c) The Employee's employment hereunder may be terminated by the
                  Company upon the Employee's disability, if the Employee is prevented from performing the Employee's duties hereunder by reason of physical or mental incapacity for a period of one hundred eighty (180) consecutive days in any period of two consecutive fiscal years of the Company, but the Employee shall be entitled to full compensation and benefits hereunder until the close of such one hundred and eighty (180) day period.

              (d) The Company may terminate the Employee's employment hereunder without Cause at any time upon thirty (30) days written notice.

              (e) The Employee may terminate employment hereunder effective immediately upon giving written notice of such termination for "Good Reason", as defined in Subsection 4(g) below.

              (f) The Employee may terminate employment hereunder without Good
                  Reason at any time upon thirty (30) days written notice.
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              (g) For purposes of this Agreement, "Good Reason" means the occurrence of (i) any reduction in either the annual base salary of the Employee or the Target Annual Bonus Percentage or maximum annual bonus percentage applicable to the Employee under the Bonus Plan, (ii) any reduction in the position, authority or office of the Employee, (iii) any material reduction in the Employee's responsibilities or duties for the Company, (iv) any material adverse change or reduction in the aggregate "Minimum Benefits," as hereinafter defined, provided to the Employee as of the date of this Agreement (provided that any material reduction in such aggregate Minimum Benefits that is required by law or applies generally to all employees of the Company shall not constitute "Good Reason" as defined hereunder), (v) any change in the Employee's reporting relationship, (vi) any relocation of the Employee's principal place of work with the Company to a place more than twenty-five (25) miles from the geographical center of Cleveland, Ohio, other than a relocation to a location which is within twenty-five (25) miles from the geographical center of Greensboro, North Carolina, or (vii) the material breach or material default by the Company of any of its agreements or obligations under any provision of this Agreement. As used in this Subsection 4(g), an "adverse change or material reduction" in the aggregate Minimum Benefits shall be deemed to result from any reduction or any series of reductions which, in the aggregate, exceeds five percent (5%) of the value of such aggregate Minimum Benefits determined as of the date of this Agreement. As used in this Subsection 4(g), Minimum Benefits are life insurance, accidental death, long term disability, short term disability, medical, dental, and vision benefits and the Company's expense reimbursement policy. The Employee shall give written notice to the Company on or before the date of termination of employment for Good Reason stating that the Employee is terminating employment with the Company and specifying in detail the reasons for such termination. If the Company does not object to such notice by notifying the Employee in writing within five (5) days following the date of the Company's receipt of the Employee's notice of termination, the Company shall be deemed to have agreed that such termination was for Good Reason. The parties agree that "Good Reason" will not be deemed to have occurred merely because the Company becomes a subsidiary or division of another entity following a "Change of Control," as hereinafter defined, provided the Employee continues to serve as the Chief Executive Officer of such subsidiary or division and such subsidiary or division is comparable in size to the organization consisting of the Company and its subsidiaries. The parties further agree that "Good Reason" will be deemed to have occurred if the purchaser, in a Change of Control transaction, does not assume this
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                  Agreement in accordance with Section 12 hereof.

         5.   SEVERANCE COMPENSATION.  If the Employee's employment is
              ----------------------
terminated, the following severance provisions will apply:

              (a) If the Employee's employment is terminated by the Company other than for Cause or is terminated by the Employee for Good Reason, then, through the remaining Employment Term as specified in Subsection 1 (b) hereof, determined without regard to Subsection 1(b)(iii) hereof, (such remaining Employment Term calculated without regard to Subsection 1(b)(iii), and without regard to whether the Employee elects accelerated payments of the Employee's annual base salary and bonus in accordance with Subsection 5(a)(vi), is hereinafter referred to as the "Payment Term") the Company shall:

                  (i) continue to pay the Employee's annual base salary in the then prevailing amount and at the times specified in Subsection 3(a) hereof, or if such annual base salary has decreased during the one year period ending on the Employee's termination of employment, at the highest rate in effect during such one year period;

                  (ii) continue the Employee's participation in the Bonus Plan as provided in Subsection 3(b) hereof provided that the Company will:

                        (A) pay the Employee a bonus under the Bonus Plan for the partial year period ending on the date of the Employee's termination of employment calculated as if the Employee had continued to be employed for the entire year except that the Employee's bonus percentage (calculated at the time and in the manner customary as of the date of this Agreement, but disregarding the termination of employment of the Employee) shall be applied to the Employee's annual base salary payable in accordance with Subsection 3(a) hereof for the partial year period ending on the Employee's termination of employment; and

                        (B) thereafter, during the remainder of the Payment Term, a bonus equal to the Employee's Target Annual Bonus Percentage, multiplied by the Employee's annual base salary in the amount specified in Subsection 5(a)(i) payable during the year
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                             (or portion thereof) for which the bonus is being
                             calculated; with such amounts being payable when bonuses under the Bonus Plan are customarily payable, except that the final bonus shall be payable with the final payment of the annual base salary under Subsection 5(a)(i) hereof;

                  (iii) continue in effect the medical and dental coverage, long and short-term disability protection, and any life insurance protection (including life insurance protection being paid for by the Employee), being provided to the Employee immediately prior to the Employee's termination of employment, or if any of such benefits have decreased during the one year period ending on the Employee's termination of employment, at the highest level in effect during such one year period;

                  (iv) continue to pay the automobile allowance and the personal financial planning allowance as provided in Subsection 3(f) hereof;

                  (v) pay for executive outplacement services for the Employee from a nationally recognized executive outplacement firm at the level provided for the most senior executives, provided that such outplacement services will be provided for a one year period commencing on the date of termination of employment regardless of the Payment Term.

                  (vi) In lieu of the payments described in Subsections 5(a)(i) and 5(a)(ii) hereof, at the Employee's request, submitted in writing to the Company within five (5) business days after the date of the Employee's termination of employment:

                        (A) the Company will pay the total of the Employee's annual base salary payments described in Subsection 5(a)(i) in a single sum within thirty (30) days following the Employee's termination of employment; and

                        (B) his Bonus Plan payments described in Subsection 5(a)(ii) shall be made at the same time as the Employee's payment under Subsection 5(a)(vi)(A) but shall be calculated using the Employee's Target Annual Bonus Percentage for all calculation purposes.

              (b) If the Employee's employment hereunder terminates due to the
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                  Employee's death, disability, termination by the Company for
                  Cause or termination by the Employee other than for Good Reason, then no further compensation or benefits will be provided to the Employee by the Company under this Agreement following the date of such termination of employment other than payment of compensation earned to the date of termination of employment but not yet paid. As more fully and generally provided in Section 16 hereof, this Subsection 5(b) shall not be interpreted to deny the Employee any benefits to which he may be entitled under any plan or arrangement of the Company applicable to the Employee. Likewise, this Subsection 5(b) shall not be interpreted to entitle the Employee to a bonus under the Bonus Plan following the Employee's termination of employment except as provided in the Bonus Plan which requires employment on the last day of the Company's taxable year as a condition to receipt of a bonus thereunder for such year except in the cases of death, disability or retirement at or after either age 62 with ten years of service or age 65.

              (c) Notwithstanding anything contained in this Agreement to the contrary, other than Section 16 hereof, if the Employee breaches any of the Employee's obligations under Section 9 or 10 hereof, no further severance payments or other benefits will be payable to the Employee under this Section 5.

         6.   CHANGE OF CONTROL.
              -----------------

              (a) In General.  In the event of a Change of Control as defined in
                  ----------
                  this Section 6, the Employee shall become entitled to certain special benefits and shall have certain special protections so that he may more fully focus on the issues related to such a Change of Control, and to reward the Employee for the substantial additional effort involved in a Change of Control. The special benefits and protections are set forth in this
                  Section 6.

              (b) Transaction Bonus.  In the event of a Change of Control, then
                  -----------------
                  subject to the requirements set forth in this Subsection 6(b), the Employee will receive a cash transaction bonus (the "Transaction Bonus") calculated and payable as follows:

                  (i) If the Employee is employed by the Company on the date of the Change of Control, the total amount of the Transaction Bonus shall be calculated as follows:

                        (A) The value of the Employee's equity consideration referred to in Subsections 6(c)(i) and 6(c)(ii)
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                             represented by the value of Employee's restricted
                             Class A Shares and the "spread" (the difference between the fair market value of the Shares underlying the options and the exercise price) of the Employee's options for the Class A Shares shall be calculated as of the date of the Change of Control based on the per Class A Share "Change of Control Valuation" (as hereinafter defined) paid in (or implicit in) the Change of Control transaction (and irrespective of any subsequent increases or decreases in such value of the equity consideration) (the "Equity Value");

                        (B) If the Employee's Equity Value is less than Three Million Five Hundred Thousand Dollars ($3,500,000.00), the Transaction Bonus will equal Three Million Five Hundred Thousand Dollars ($3,500,000.00) minus the Equity Value;

                        (C) If the Employee's Equity Value is Three Million Five Hundred Thousand Dollars ($3,500,000.00) or more, no Transaction Bonus shall be payable to the Employee; and

                        (D) If the Employee's Equity Value is greater than Four Million Seven Hundred Thousand Dollars ($4,700,000.00), the Employee shall not receive the portion of such Equity Value, allocated as the Employee shall elect among his equity interests, in whatever form the Employee shall determine (including by way of example only, the termination of a portion of the Employee's options), in excess of Four Million Seven Hundred Thousand Dollars ($4,700,000.00).

                  (ii) If the Employee is employed by the Company on the date of the Change of Control and either is employed by the Company on the first anniversary thereof or is not employed by the Company on such first anniversary due to the Employee's death or disability, the Transaction Bonus shall be payable as follows:

                        (A) If the Employee is employed by the Company on the day of the Change of Control, one-half (1/2) of the Transaction Bonus shall be payable to the Employee on such date; and
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                        (B)  If the Employee is employed by the Company on the
                             first anniversary of the Change of Control, the other one-half (1/2) of the Transaction Bonus shall be payable to the Employee on such date.

                        (C) Furthermore, if the Employee is employed by the Company on the date of the Change of Control but, due to the Employee's death or disability, the Employee is no longer employed by the Company on the first anniversary thereof, the Employee (or the Employee's beneficiary in the event of the Employee's death) shall nonetheless be entitled to the other one-half (1/2) of the Transaction Bonus, which amount shall be payable on such first anniversary.

                  (iii) If the Employee is not employed by the Company on the date of the Change of Control or the date of the first anniversary thereof due to the Employee's termination by the Company other than for Cause or due to the Employee's termination of employment for Good Reason, but if the Employee's Payment Term includes either or both such dates, the Employee shall nonetheless be entitled to a Transaction Bonus even though the Employee is no longer then employed by the Company. Any Transaction Bonus payable in accordance with this Subsection 6(b)(iii) shall be in an amount, and shall be payable on a date, determined in accordance with Subsection 6(b)(iv) or 6(b)(v), whichever is applicable.

                  (iv) If the Employee is not employed by the Company on the date of the Change of Control, but a Transaction Bonus is payable to the Employee in accordance with Subsection 6(b)(iii) hereof, the following shall apply:

                        (A) The Transaction Bonus shall be Three Million Five Hundred Thousand Dollars ($3,500,000.00);

                        (B) The Transaction Bonus shall be paid in full to the Employee (or the Employee's beneficiary in the event of the Employee's death) on the date of the Change of Control; and

                        (C) Upon receipt of the Transaction Bonus, the Employee (or the Employee's personal representative or
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                         beneficiary in the event of the Employee's death) shall
                         assign to the Company the Employee's restricted Class A Shares and the Employee's stock options for Class A Shares and any other Class A Shares or equity interest in the Company which the Employee may then own, regardless of how the Employee may have acquired such restricted stock, options, Class A Shares or equity interest.

               (v) If the Employee is employed by the Company on the date of the Change of Control but not on the first anniversary thereof, but a Transaction Bonus is payable to the Employee in accordance with Subsection 6(b)(iii) hereof, the following shall apply:

                    (A) The Transaction Bonus shall be in the amount calculated in accordance with Subsection 6(b)(i); and

                    (B) The portion of the Transaction Bonus remaining unpaid upon the Employee's termination of employment with the Company shall be paid to the Employee (or the Employee's beneficiary in the event of the Employee's death) within ten (10) days following such termination of employment.

               (vi) Notwithstanding anything contained in this Agreement to the contrary, if the Employee breaches any of the Employee's obligations under Section 9 or 10 hereof, no further Transaction Bonus payments will be payable to the Employee.

          (c)  Equity Considerations.  If  the Employee is employed by the
               ---------------------
               Company on the day of the Change of Control, the Employee shall receive the following equity considerations:

               (i) all restricted stock of the Company, owned by the Employee on the date of the Change of Control, regardless of whether acquired under the 1996 Transitional Restricted Stock Plan or under an individual agreement with the Company or otherwise, will become and remain one hundred percent (100%) vested;

               (ii) all stock options for Class A Shares of the Company, owned by the Employee on the date of the Change of Control, regardless of whether acquired under the 1989, 1992 or 1997 Stock Option Plan or under an individual agreement with the Company or otherwise, will immediately become
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                     and remain throughout the full remaining term of such
                     options one hundred percent (100%) vested and fully exercisable, and such exercise then and thereafter shall be available on a cashless basis such that the Employee may receive the net value of the Employee's options (represented by the amount by which the fair market value of the Class A Shares exceeds the exercise price) in cash or Class A Shares as the Employee shall elect, without outlay of cash but net of all applicable withholding taxes, which taxes shall be remitted by the Company to the proper taxing authorities;

               (iii) upon any such Change of Control transaction, all
                     limitations, restrictions or conditions relating to the Employee's rights to receive, vote, own and/or transfer any Class A Shares contained in any of the Pre-existing Agreements or contained in any other document, agreement or plan shall terminate and shall be of no further force and effect, except for any registration rights in effect; and

               (iv) if permitted by the purchaser in the Change of Control transaction (the "Purchaser"), the Company will provide for the Employee the opportunity to convert all or a portion, as he shall elect, of the Employee's options to purchase Class A Shares as well as Class A Shares then owned by the Employee, into an equity investment in the entity resulting from Purchaser's transaction (the "Successor") on a tax favored basis. The amount available for such investment shall be an amount calculated on the basis of the per Share price paid in the Change of Control transaction or series of transactions or implicit in the valuation of the Change of Control transaction, including all elements of consideration paid or payable (the "Change of Control Valuation").

               (v) If the Purchaser permits the Employee to convert all (or a portion) of the Employee's options to purchase Class A Shares, as well as Class A Shares then owned by the Employee, into such an equity investment in the Successor, and if the Employee makes such an investment derived from all or a portion of such options and/or Class A Shares (the "Investment"), then the Employee shall, after the Change of Control, have the right, at any time, upon notice to the Successor, to sell the Investment to the Successor for a cash payment equal to the greater of (x) the fair market value of the Investment as of the date of the notice or (y) the initial value of the Investment determined on the basis of the
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                    Change of Control Valuation.

               (vi) If the purchaser in the Change of Control transaction does not permit the Employee to convert (or the Employee chooses not to convert) all (or a portion) of the Employee's options to purchase Class A Shares and Class A Shares then owned by the Employee into equity in the Successor, then the Employee shall exercise, at the time of the Change of Control, all options the Employee holds for Class A Shares (such exercise to provide cash rather than Class A Shares to the Employee in accordance with the exercise procedure described in Subsection 6(c)(ii) hereof), and to sell to the Company at the time of the Change of Control all Class A Shares then owned by the Employee, to the extent such options or Class A Shares are not converted into equity in the Successor. Such exercise of options and sale of Class A Shares shall yield an amount to the Employee determined by the Class A Share Change of Control Valuation.

          (d)  Change of Control.  For purposes of this Agreement, the words
               ------------------
               "Change of Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided, that, without limitation, a Change of Control shall be deemed to have occurred if:

               (i) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than Zell/Chilmark Fund, L.P., becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; provided that a Change in Control shall not be deemed to occur under this clause (i) by reason of (A) the acquisition of securities by the Company or an employee benefit plan (or any trust funding such a plan) maintained by the Company, or (B) while Zell/Chilmark Fund, L.P. continues to beneficially own more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of one (1) year there shall cease to be a majority of the Board comprised of "Continuing Directors" as
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                                                                         Page 15
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                     hereinafter defined; or

               (iii) there occurs (A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) the approval by the stockholders of the Company of a plan of complete liquidation of the Company, or (C) the sale or disposition of the components manufacturing business which is maintained by the Company and its subsidiaries as of the date of this Agreement, or (D) the sale or disposition by the Company of more than fifty percent (50%) of the Company's assets. For purposes of this Subsection 6(d)(iii), a sale of more than fifty percent (50%) of the Company's assets includes a sale of more than fifty percent (50%) of the aggregate value of the assets of the Company and its subsidiaries or the sale of stock of one or more of the Company's subsidiaries with an aggregate value in excess of fifty percent (50%) of the aggregate value of the Company and its subsidiaries or any combination methods by which more than fifty percent (50%) of the aggregate value of the Company and its subsidiaries is sold.

               (iv) For purposes of this Agreement, a "Change of Control" will be deemed to occur:

                     (A) on the day on which a twenty percent (20%) or greater
                         ownership interest described in Subsection 6(d)(i) is acquired or, if later, the day on which the Zell/Chilmark Fund, L.P. ceases to beneficially own more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, provided that a subsequent increase in such ownership interest after it first equals or exceeds twenty percent (20%) shall not be deemed a separate Change of Control;

                     (B) on the day on which "Continuing Directors," as
                         hereinafter defined, cease to be a majority of the
                         Board as described in Subsection 6(d)(ii);
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                                                                         Page 16
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                    (C)  on the day of a merger, consolidation, sale of the
                         components manufacturing business or sale of assets as described in Subsection 6(d)(iii); or

                    (D) on the day of the approval of a plan of complete liquidation as described in Subsection 6(d)(iii).

               (v) For purposes of this Subsection 6(d), the word "Company" means Sealy Corporation, and, any other corporation or business organization in an unbroken chain of corporations or business organization ending with Sealy Corporation that owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of Sealy Corporation other than Zell/Chilmark Fund, L.P.

               (vi) For purposes of this Subsection 6(d), the words "Continuing
                    Directors" mean individuals who at the beginning of any period (not including any period prior to the date of this Agreement) of one (1) year constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

          (e)  Section 280G Protection.  The Company shall make a cash payment
               -----------------------
               to the Employee at the time set forth below equal to the amount of excise taxes (i.e., the "excise tax gross-up payment") which Employee would be required to pay pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), as a result of any payments made by or on behalf of the Company or any successor thereto resulting in an "excess parachute payment" within the meaning of Section 280G(b) of the Code. In addition to the foregoing, the cash payment due to the Employee under this Subsection 6(e) shall be increased by the aggregate of the amount of federal, state and local income and excise taxes for which the Employee will be liable on account of the cash payment to be made under this Subsection 6(e), such that the Employee will receive the excise tax gross-up payment net of all income and excise taxes imposed on the Employee on account of the receipt of the excise tax gross-up payment. The computation of this payment shall be determined, at the expense of the Company, by an independent accounting, actuarial or consulting firm selected by the Company.

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                                                                         Page 17
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               Payment of the cash amount set forth above shall be made at such time as the Company shall determine, in its sole discretion, but in no event later than the date five (5) business days before the due date, without regard to any extension, for filing the Employee's federal income tax return for the calendar year which includes the date as of which the aforementioned "excess parachute payments" are determined. Notwithstanding the foregoing, there shall be no duplication of payments by the Company under this Subsection 6(e) in respect of excise taxes under Section 4999 of the Code to the extent the Company is making cash payments in respect of such excise taxes for any other arrangement with the Employee. In the event that the Employee is ultimately assessed with excise taxes under Section 4999 of the Code as a result of payments made by the Company or any successor thereto which exceed the amount of excise taxes used in computing the Employee's payment under this Subsection 6(e), the Company or its successor shall indemnify the Employee for such additional excise taxes plus any additional excise taxes, income taxes, interest and penalties resulting from the additional excise taxes and the indemnity hereunder.

          (f)  Section 16 Protection.  If the Employee is subject to Section 16
               ---------------------
               of the Securities Exchange Act of 1934 ("Section 16"), then to the extent the Employee would be deprived of the benefits of the equity considerations described herein or under any of the Pre-existing Agreements or under the 1989, 1992 or 1997 Stock Option Plan or the 1996 Transitional Restricted Stock Plan, as described above, or any other plan or arrangement regarding stock of the Company, by reason of such Section 16 or the Rules issued thereunder, the Employee shall be provided with the alternative of receiving a cash payment approximating the loss of such benefits under a cash compensation plan implemented by the
               Company.   The Company agrees to have this Agreement, and
               specifically this Section 6 approved by the Board in compliance with Section 16 and Rule 16b-3 thereunder to ensure its enforceability.

     7.   SEVERANCE PLAN. It is the intention of the Parties that this Agreement
          --------------
provide special benefits to the Employee. If at any time the Company's Executive Severance Benefit Plan would provide better cash severance benefits to the Employee than this Agreement, the Employee may elect to receive such better cash severance benefits in lieu of the cash severance benefits provided under Subsections 5(a)(i) and 5(a)(ii), or Subsection 5(a)(vi), of this Agreement, whichever is applicable, while continuing to receive any other benefits or coverages available under this Agreement. If this Agreement would provide better cash severance benefits to the Employee than the Company's Executive Severance Benefit Plan, the Employee shall receive the cash severance benefits under this Agreement, as well as any other benefits or coverages available under this
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                                                                         Page 18
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Agreement. In such case, the cash severance benefits under this Agreement shall be in lieu of the cash severance benefits payable under the Company's Executive Severance Benefit Plan.

     8.  PLAN AMENDMENTS. To the extent any provisions of this Agreement modify
         ---------------
the terms of any existing plan, policy or arrangement affecting the compensation or benefits of the Employee, as appropriate, (a) such modification as set forth herein shall be deemed an amendment to such plan, policy or arrangement as to the Employee, and both the Company and the Employee hereby consent to such amendment, (b) the Company will appropriately modify such plan, policy or arrangement to correspond to this Agreement with respect to the Employee, or (c) the Company will provide an "Alternative Benefit," as defined in Section 14 hereof, to or on behalf of the Employee in accordance with the provisions of such Section 14.

     9.  CONFIDENTIAL INFORMATION. The Employee agrees that the Employee will
         ------------------------
not, during the Employment Term or at any time thereafter, either directly or indirectly, disclose or make known to any other person, firm, or corporation any confidential information, trade secret or proprietary information of the Company that the Employee may acquire in the performance of the Employee's duties hereunder (except in good faith in the ordinary course of business for the Company to a person who will be advised by the Employee to keep such information confidential) or make use of any of such confidential information except in the performance of the Employee's duties or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires the Employee to divulge, disclose or make accessible such information. In the event that the Employee is so ordered, the Employee shall so advise the Company in order to allow the Company the opportunity to object to or otherwise resist such order. Upon the termination of the Employee's employment with the Company, the Employee agrees to deliver forthwith to the Company any and all proprietary literature, documents, correspondence, and other proprietary materials and records furnished to or acquired by the Employee during the course of such employment. In the event of a breach or threatened breach of this
Section 9 by the Employee, the Company will be entitled to preliminary and permanent injunctive relief, without bond or security, sufficient to enforce the provisions hereof and the Company will be entitled to pursue such other remedies at law or in equity which it deems appropriate.

     10. NON-COMPETITION. In consideration of this Agreement, the Employee
         ---------------
agrees that, during the Employment Term, and for one year thereafter, the Employee shall not act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business engaged to a material extent in the manufacture or sale of (a) mattresses or other bedding products or (b) any other products which constitute more than ten percent (10%) of the Company's revenues at the time in direct competition with the Company in any market. The Employee understands that the foregoing restrictions may limit the Employee's ability to engage in certain business pursuits during the period provided for above, but acknowledges that
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                                                                         Page 19
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the Employee will receive sufficiently higher remuneration and other benefits from the Company hereunder than the Employee would otherwise receive to justify such restriction. The Employee acknowledges that the Employee understands the effect of the provisions of this Section 10, and that the Employee has had reasonable time to consider the effect of these provisions, and that the Employee was encouraged to and had an opportunity to consult an attorney with respect to these provisions. The Company and the Employee consider the restrictions contained in this Section 10 to be reasonable and necessary. Nevertheless, if any aspect of these restrictions is found to be unreasonable or otherwise unenforceable by a court of competent jurisdiction, the Parties intend for such restrictions to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced. In the event of a breach or threatened breach of this Section 10 by the Employee, the Company will be entitled to preliminary and permanent injunctive relief, without bond or security, sufficient to enforce the provisions hereof and the Company will be entitled to pursue such other remedies at law or in equity which it deems appropriate.

          11.  NOTICES.  For purposes of this Agreement, all communications
               -------
provided for herein shall be in writing and shall be deemed to have been duly given when hand delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               (a)  If the notice is to the Company:

                    Chairman of the Board
                    Sealy Corporation
                    1228 Euclid Avenue - Tenth Floor
                    Cleveland, Ohio 44115 - 1886

               (b)  If the notice is to the Employee:

                    Mr. Ronald L. Jones
                    26600 George Zeiger Drive
                    Beachwood, OH  44122

or to such other address as either party may have furnished to the other in writing and in accordance herewith; except that notices of change of address shall be effective only upon receipt.

          12.  ASSIGNMENT; BINDING EFFECT.  This Agreement shall be binding upon
               --------------------------
and inure to the benefit of the parties to this Agreement and their respective successors, heirs (in the case of the Employee) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee

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                                                                         Page 20
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expressly assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall be a condition precedent to the consummation of any such transaction that the assignee or transferee expressly assumes the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than the Employee's rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in this Section 12.

          The Employee shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following the Employee's death by giving the Company written notice thereof. In the absence of such a selection, any compensation or benefit payable under this Agreement following the death of the Employee shall be payable to the Employee's spouse, or if such spouse shall not survive the Employee, to the Employee's estate. In the event of the Employee's death or a judicial determination of the Employee's incompetence, reference in this Agreement to the Employee shall be deemed, where appropriate, to refer to the Employee's beneficiary, estate or other legal representative.

          13.  INVALID PROVISIONS.  Any provision of this Agreement that is
               ------------------
prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of this Agreement shall continue to be in full force and effect. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, the Parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provisions held invalid or unenforceable.

          14.  ALTERNATIVE SATISFACTION OF COMPANY'S OBLIGATIONS.  In the event
               -------------------------------------------------
this Agreement provides for payments or benefits to or on behalf of the Employee which cannot be provided under the Company's benefit plans, policies or arrangements either because such plans, policies or arrangements no longer exist or no longer provide such benefits or because provision of such benefits to the Employee would adversely affect the tax qualified or tax advantaged status of such plans, policies or arrangements for the Employee or other participants therein, the Company may provide the Employee with an "Alternative Benefit," as defined in this Section 14, in lieu thereof. The Alternative Benefit is a benefit or payment which places the Employee and the Employee's dependents in at least as good of an economic position as if the benefit promised by this Agreement (a) were provided exactly as called for by this Agreement, and (b) had the favorable economic, tax and legal characteristics customary for plans, policies or arrangements of that type. Furthermore, if such adverse consequence would affect the Employee or the Employee's dependents, the Employee shall have the right to require that the Company provide such an Alternative Benefit.

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                                                                         Page 21
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          15.  ENTIRE AGREEMENT, MODIFICATION.  Subject to the provisions of
               ------------------------------
Section 16 hereof, this Agreement contains the entire agreement between the Parties with respect to the employment of the Employee by the Company and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties, whether oral or written. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing, specifically referring hereto, and signed by both Parties.

          16.  NON-EXCLUSIVITY OF RIGHTS.  Notwithstanding the foregoing
               -------------------------
provisions of Section 15, nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plan, program, policy or practice provided by the Company for its executive officers, nor shall anything herein limit or otherwise affect such rights as the Employee has or may have under any stock option, restricted stock or other agreements with the Company or any of its subsidiaries. Amounts which the Employee or the Employee's dependents or beneficiaries are otherwise entitled to receive under any such plan, policy, practice or program shall not be reduced by this Agreement except as provided in Section 7 hereof with respect to payments under the Executive Severance Benefit Plan if cash payments of annual base salary are made hereunder.

          17.  WAIVER OF BREACH.  The failure at any time to enforce any of the
               ----------------
provisions of this Agreement or to require performance by the other party of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement in accordance with the terms of this Agreement.

          18.  GOVERNING LAW.  This Agreement has been made in, and shall be
               -------------
governed and construed in accordance with the laws of, the State of Ohio. The Parties agree that this Agreement is not an "employee benefit plan" or part of an "employee benefit plan" which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

          19.  TAX WITHHOLDING.  The Company may withhold from any amounts
               ---------------
payable under this Agreement such federal, state or local taxes as shall be
required to be withheld pursuant to any applicable law or regulation.    Where
withholding applies to Class A Shares, the Company shall make cashless withholding available to the Employee.

          20.  EXPENSE OF ENFORCEMENT.  The Company shall reimburse reasonable
               ----------------------
attorney fees and expenses incurred by the Employee to enforce the provisions of this Agreement, even if his claims are not successful, provided they are not ultimately determined by the court to be frivolous.

          21.  REPRESENTATION.  The Company represents and warrants that it is
               --------------
fully authorized and empowered to enter into this Agreement and that the performance
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                                                                         Page 22
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of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

          22.  SUBSIDIARIES AND AFFILIATES.  Notwithstanding any contrary
               ---------------------------
provision of this Agreement, to the extent it does not adversely affect the Employee, the Company may provide the compensation and benefits to which the Employee is entitled hereunder through one or more subsidiaries or affiliates, including, without limitation, Sealy, Inc.

          23.  NO MITIGATION OR OFFSET.   In the event of any termination of
               -----------------------
employment, the Employee shall be under no obligation to seek other employment. Amounts due the Employee under this Agreement shall not be offset by any remuneration attributable to any subsequent employment he may obtain.

          24.  SOLE REMEDY.  The Parties agree that the remedies of each against
               -----------
the other for breach of this Agreement shall be limited to enforcement of this Agreement and recovery of the amounts and remedies provided for herein. The Parties, however, further agree that such limitation shall not prevent either Party from proceeding against the other to recover for a claim other than under this Agreement.

          IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first above written.

                              SEALY CORPORATION


By: /s/ KENNETH L. WALKER
    ---------------------------------------
    Kenneth L. Walker
    Vice President, General Counsel & Secretary




                              EMPLOYEE

    /s/ RONALD L. JONES
    ---------------------------------------
    Ronald L. Jones